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                                                                     EXHIBIT VII

                          REGISTRATION RIGHTS AGREEMENT

     This Registration Rights Agreement (this "Agreement") dated as of the 22 day of October, 2002, is entered into by and between INTERNATIONAL ASSETS HOLDING CORPORATION, a Delaware corporation (the "Company"), and SCOTT J. BRANCH (the "Investor").

                                    RECITALS

     WHEREAS, the Investor is a party to the Share Subscription Agreement of even date herewith (the "Subscription Agreement") by and between the Investor and the Company, providing, inter alia, for the purchase by the Investor of 151,717 shares of the Company's Common Stock (the "Common Shares") and 583,577 shares of the Company's Series A preferred stock (the "Preferred Shares") (the Common Shares and Preferred Shares are hereafter referred to collectively as the "Purchased Shares"); and

     WHEREAS, the Subscription Agreement provides for the execution and delivery of a Registration Rights Agreement providing certain registration rights for the Investor with respect to the Purchased Shares;

     WHEREAS, each of the parties hereto desires to set forth in a single document the registration and certain other rights of the Investor with respect to the Purchased Shares; and

     NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions hereinafter set forth and for other good and valuable consideration the Company and the Investor hereby agree as follows:

     Section 1. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

     "Approved Investors" shall mean the Investor, Sean M. O'Connor and John Radziwill, together with their approved assignees and transferees.

     "Common Stock" means (a) the Company's common stock, $.01 par value, as authorized on the date of this Agreement, and (b) any other securities into which or for which any of the securities described in (a) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

     "Commission" means the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act and the Exchange Act.

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     "Company Indemnified Person" means the Company, its directors, each of its officers who have signed or otherwise participated in the preparation of the registration statement, each underwriter of the Registrable Securities so registered (including any broker or dealer through whom such of the shares may be sold) and each Person, if any, who controls the Company within the meaning of
Section 15 of the Securities Act.

     "Exchange Act" means the Securities Exchange Act of 1934, or any similar federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

     "Excluded Registration" means a registration under the Securities Act of shares issued solely in connection with any acquisition of any entity or business, shares issuable solely upon the exercise of options, or shares issuable solely pursuant to employee benefit plans, including Registration Statements on Form S-4, S-8 or any successor form.

     "Holder(s)" or "Holder(s) of Registrable Securities" means the Investor and any assignee or transferee of the Registrable Securities.

     "Holder Indemnified Person" means the Holder of Registrable Securities and each underwriter of the Registrable Securities (including their directors, officers, affiliates and partners) so registered (including any broker or dealer through whom such shares may be sold) and each Person, if any, who controls such Holder or any such underwriter within the meaning of Section 15 of the Securities Act.

     "Investor" means Scott J. Branch.

     "Liabilities" for purpose of Sections 6 and 7 includes any claims, damages, losses, and liabilities, costs or expenses.

     "Person(s)" means an individual, corporation, partnership, joint venture, limited liability company, trust, or unincorporated organization, or a government or any agency or political subdivision thereof.

     "Preferred Stock" means the Company's preferred stock, $.01 par value, issued pursuant to the terms and conditions of the Subscription Agreement.

     "Registrable Securities" means (a) the Common Shares; (b) Common Stock of the Company issued in or issuable upon conversion of the Preferred Shares; and
(c) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right, or other security which is issued as) a dividend or other distribution with respect to, in exchange for, or in replacement of, the above-described securities. Notwithstanding the foregoing, the Registrable Securities shall not include any securities sold by a person to the public either pursuant to a registration statement or Rule 144 or sold in a private transaction in which the transferor's rights under this Agreement are not assigned.

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     "Registration Statement" means a registration statement filed under the
Securities Act pursuant to this Agreement.

     "Securities Act" means the Securities Act of 1933, or any similar federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

     Section 2. "Demand Registration".

     (a) At any time beginning six months from the date of this Agreement and for a period of three years thereafter, the Holder may make one written request for registration under the Securities Act, (a "Demand Registration") of all or part of Holder's Registrable Securities (but such part, together with the number of securities requested by other Approved Investors, to be included in such Demand Registration pursuant to this Section 2, shall have an estimated market value at the time of such request (based upon the then market price of a share of Common Stock of the Company) of at least $250,000. Notwithstanding the foregoing, the Company shall not be required to file any registration statement on behalf of the Holder within twelve months after the effective date of any earlier registration statement so long as the Holder was given a notice offering it the opportunity to sell Registrable Securities under the earlier registration statement and the Holder did not request that its Registrable Securities be included; provided, however, that if Holder requested that its Registrable Securities be included in the earlier registration statement but not all were so included through no fault of the Investor, the Investor may, but shall not be obligated to, require the Company to file another registration statement pursuant to a Demand Registration. Within fifteen (15) days after receipt of a request for a Demand Registration, the Company shall give written notice (the "Notice") of such request to all other Approved Investors and shall include in such registration all Registrable Securities that the Company has received written requests for inclusion therein within 15 days after the Notice is given (the "Requested Securities"). Thereafter, the Company may elect to include in such registration additional shares of Common Stock to be issued by the Company. All requests made pursuant to this Section 2 shall specify the aggregate number of Registrable Securities to be registered.

     (b) A registration shall not constitute a Demand Registration under this
Section 2 until it has become effective.

     (c) The Holder making the Demand Registration may elect whether the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of a firm commitment underwritten offering or otherwise; provided, however, that such Holder may not elect that such offering be made on a delayed or continuous basis pursuant to rule 415 under the Securities Act. In any case in which an offering is in the form of a firm commitment underwritten offering, if the managing underwriter or underwriters of such offering advise the Company in writing that in its or their opinion the number of Registrable Securities proposed to be sold in such offering exceeds the number of Registrable Securities that can be sold in such offering without aversely affecting the market for the Company's Common Stock, the Company will include in such registration the number of Registrable Securities that in the opinion of such

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managing underwriter or underwriters can be sold without adversely affecting the market for the Company's Common Stock. In such event, the number of Registrable Securities, if any, to be offered for the accounts of Approved Investors (including the Holder making the Demand Registration) shall be reduced pro rata on the basis of the relative number of any Registrable
Securities requested by each Approved Investor to be included in such registration to the extent necessary to reduce the total number of Registrable Securities to be included in such offering to the number recommended by such managing underwriter or underwriters. In the event the Holder making the Demand shall receive notice pursuant to this Section 2(c) that the amount of Registrable Securities to be offered for such Holder shall be reduced, such Holder shall be entitled to withdraw the Demand by written notice to the Company within seven (7) days after receipt of such notice, with the effect that such Demand shall be deemed not to have been made.

     (d) If any of the Registrable Securities covered by a Demand Registration are to be sold in an underwritten offering, the Approved Investors, in the aggregate, that own or will own a majority of the Registrable Securities that the Company has been requested to register (including the Requested Securities but excluding any securities to be issued by the Company), shall have the right to select the investment banker or investment bankers and manager or managers that will underwrite the offering; provided, however, that such investment bankers and managers must be reasonably satisfactory to the Company.

     Section 3. "Piggy-Back" Registration.

     (a) If, at any time after the six month anniversary of the date of this Agreement, the Company shall determine to register any of its Common Stock under the Securities Act, other than an Excluded Registration, it shall send to each Holder of Registrable Securities, including each Holder who has the right to acquire Registrable Securities, written notice of such determination. If within five (5) business days after receipt of such notice, such Holder shall so request in writing, the Company will, subject to the limits of this Section 2, use its best efforts to include in such Registration Statement all or any part of the Registrable Securities such Holder requests to be registered therein.

     (b) If, however, in connection with any offering under this Section involving an underwriting of the Common Stock to be issued by the Company, the managing underwriter shall impose a limitation on the number of shares which may be included in any such Registration Statement because, in its judgment, such limitation is necessary to effect an orderly public distribution, and such limitation is imposed pro rata with respect to all shares whose holders have a contractual, incidental ("piggyback") right to include such shares in the Registration Statement, and as to which inclusion has been requested pursuant to such right and there is first excluded from such Registration Statement all shares sought to be included therein by any holder thereof having contractual, piggyback registration rights subordinate and junior to the rights of the Holders of Registrable Securities, then the Company shall only be obligated to include in such Registration Statement that number of the Registrable Securities so requested to be registered by such Holders as will constitute no less than ten percent (10%) of the total number of Registrable Securities so requested to be registered by the Holders thereof.

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     (c) The obligations of the Company under this Section 3 shall terminate at such time as a Holder may sell any Registrable Securities without registration pursuant to Rule 144(k) as promulgated under the Securities Act.

     Section 4. Registration Procedures. If and whenever the Company is required by the provisions of this Agreement to effect the registration of Registrable Securities under the Securities Act, the Company will:

     (a) promptly prepare and file with the Commission a Registration Statement with respect to such shares, and use its best efforts to cause such Registration Statement to become effective;

     (b) maintain the effectiveness of the Registration Statement until the earlier to occur of (i) the completion by the underwriters of the distribution pursuant to such Registration Statement or (ii) one hundred twenty (120) days after the effectiveness of any Registration Statement.

     (c) provide each Holder of Registrable Securities and any underwriter thereof with as many copies of the preliminary and final prospectus as it may reasonably request for the period effectiveness is required to be maintained under paragraph (b) above;

     (d) prepare and promptly file with the Commission such amendment or supplement to such Registration Statement or prospectus as may be necessary to maintain effectiveness for the period under paragraph (b) or to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, any event shall have occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading;

     (e) prepare and file with the Commission, promptly upon the request of any such Holders, any amendments or supplements to such Registration Statement or prospectus which, in the opinion of counsel for such Holders (and concurred in by counsel for the Company), is required under the Securities Act or the rules and regulations promulgated thereunder in connection with the distribution of the Registrable Securities by such Holders;

     (f) refrain from filing any amendment or supplement to such Registration Statement or prospectus to which a majority in interest of such participating Holders shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or the rules and regulations promulgated thereunder, after having been furnished with a copy thereof at least five (5) business days prior to the filing thereof, unless in the opinion of counsel for the Company the filing of such amendment or supplement is reasonably necessary to protect the Company from any liabilities under any applicable federal or state law and such filing will not violate applicable law;

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     (g) promptly notify each selling Holder of Registrable Securities, such selling Holder's counsel and any underwriter and (if requested by any such Person) confirm such notice in writing, of the happening of any event which makes any statement made in the Registration Statement or related prospectus untrue or which requires the making of any changes in such Registration Statement or prospectus so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading; and, as promptly as practicable thereafter, prepare and file with the Commission and furnish a supplement or amendment to such prospectus so that, as thereafter deliverable to the purchasers of such Registrable Securities, such prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

     (h) notify each Holder participating in such registration, promptly after it shall receive notice thereof, of the time when such Registration Statement has become effective or a supplement to any prospectus forming a part of such Registration Statement has been filed;

     (i) notify each Holder promptly of any request by the Commission for the amending or supplementing of such Registration Statement or prospectus or for additional information;

     (j) advise each such Holder, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for that purpose and use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

     (k) furnish to each selling Holder a copy of all documents filed and all correspondence from or to the Commission in connection with any such offering of securities;

     (l) if, at the time of such registration, the Company's Common Stock is listed on any national securities exchange or the Nasdaq Stock Market, Inc., use its best efforts to simultaneously list on such exchange or the Nasdaq Stock Market, Inc., and maintain such listing of, all of the Registrable Securities;

     (m) at the expense of the Holders, to use its best efforts to register and qualify the securities covered by such Registration Statement under such other securities or "blue sky" laws of such jurisdictions as shall reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions; and

     (n) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security Holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months, but not more than eighteen (18) months, beginning with the first month after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

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     Section 5. Further Obligations of the Parties.

     (a) Whenever under the preceding sections of this Agreement, the Company is required hereunder to register Registrable Securities, it agrees that it shall also do the following:

     (i) With prior notice and at reasonable times during normal business hours and without undue interruption of the Company's business or operations, permit each selling Holder or its counsel or other representatives to inspect and copy such corporate documents, records and properties as may reasonably be requested by them to enable them to exercise their due diligence responsibilities, and cause the Company's officers and agents to supply any information reasonably requested for that purpose;

     (ii) Enter into any reasonable underwriting agreement containing such provisions as are customary for such an arrangement and use its best efforts to facilitate the public offering of the shares;

     (iii) In connection with any underwritten public offering of such Registrable Securities, furnish on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters and (ii) a letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to the underwriters; and

     (iv) Use its best efforts to insure the obtaining of all necessary approvals from the National Association of Securities Dealers, Inc.

     (b) Whenever the Holders are registering Registrable Securities pursuant to any Registration Statement, each such Holder agrees to (i) timely provide to the Company, at its request, such information and materials as it may reasonably request in order to effect the registration of such Registrable Securities, (ii) enter into a written agreement with the underwriters and the Company in such form and containing such provisions as are customary in the securities business for such an arrangement between major underwriters and companies of the Company's size and investment stature, and such selling Holder of Registrable Securities will use its best efforts to cause its counsel to give any opinion customarily given in connection with secondary distributions under similar circumstances, (iii) comply with all applicable laws and, during such time as any such selling Holder of Registrable Securities may be engaged in a distribution of such Registrable Securities, such selling Holder of Registrable Securities will, to the extent required by such laws, among other things (a) not engage in any stabilization activity in connection with the securities of the Company in contravention of such laws, (b) distribute the Registrable Securities owned by such selling Holder of Registrable Securities solely in the manner described in the applicable registration statement or as otherwise permitted by law, (c)

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cause to be furnished to each agent or broker-dealer to or through whom the
Registrable Securities owned by such selling Holder of Registrable Securities may be offered, or to the offeree if an offer is made directly by such Holder, such copies of the applicable prospectus (as amended and supplemented to such date) and the documents incorporated by reference therein as may be required by such agent, broker-dealer or offeree, provided that the Company shall have provided such selling Holder of Registrable Securities with an adequate number of copies thereof and (d) not bid for or purchase any shares of the Company or attempt to induce any person to purchase any shares of the Company other than pursuant to such distribution, and (iv) on notice from the Company of the happening of any event specified in paragraph (g) of Section 4 hereof, that requires the suspension by such selling Holder of Registrable Securities of the distribution of any of the Registrable Securities, then such selling Holder will cease offering or distribution the Registrable Securities until the Company notifies such selling Holder that offering and distribution of the Registrable Securities may recommence.

          Section 6. Indemnification of Holder Indemnified Persons.

          (a) In the event that the Company registers any of the Registrable Securities under the Securities Act, the Company will, to the extent permitted by law, indemnify and hold harmless each Holder Indemnified Person from and against any and all Liabilities, joint or several, to which they or any of them become subject under the Securities Act or under any other statute or at common law or otherwise, and, except as hereinafter provided, will reimburse the Holder Indemnified Persons, for any legal or other expenses reasonably incurred by them or any of them in connection with investigating or defending any actions, whether or not resulting in any Liability, insofar as such Liabilities arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any filing with any state securities authority, in any preliminary or amended preliminary prospectus or in the final prospectus (or the Registration Statement or prospectus as from time to time amended or supplemented by the Company) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act or any state securities laws or regulations applicable to the Company and relating to action or inaction required of the Company in connection with such registration, unless (i) such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, preliminary or amended preliminary prospectus or final prospectus in reliance upon and in conformity with information furnished in writing to the Company in connection therewith by such Holder Indemnified Person expressly for use therein or (ii) in the case of a sale directly by such Holder (including a sale of such Registrable Securities through any underwriter retained by such Holder to engage in a distribution solely on behalf of Holder), such untrue statement or alleged untrue statement or omission or alleged omission was contained in a preliminary prospectus and corrected in a final or amended prospectus at or prior to the confirmation of the sale of Registrable Securities to the Person asserting any such Liability in any case where such delivery is required by the Securities Act or any state securities laws and such Holder was timely provided with sufficient copies of such final or amended prospectus, provided that such delivery of such final or amended prospectus would have legally cured such untruth or omission or alleged untruth or alleged omission.

     (b) Promptly after receipt by any Holder Indemnified Person of notice of the commencement of any action in respect of which indemnity may be sought against the Company, such Holder Indemnified Person will notify the Company in writing of the commencement thereof, and, subject to the provisions hereinafter stated, the Company shall assume the defense of such action (including the employment of counsel, who shall be counsel reasonably satisfactory to such Holder Indemnified Person), and the payment of expenses insofar as such action shall relate to any alleged liability in respect of which indemnity may be sought against the Company.

     (c) Such Holder Indemnified Person shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the Company unless the employment of such counsel has been specifically authorized by the Company. The Company shall not be liable to indemnify any Holder Indemnified Person for any settlement of any such action effected without the Company's prior written consent, which consent will not be unreasonably withheld. The Company shall not, except with the prior written approval of each Holder Indemnified Person being indemnified under this Section 6, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the parties being so indemnified of a release from all liability in respect to such claim or litigation.

     (d) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which any Holder Indemnified Person makes a claim for indemnification pursuant to this Section 6 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 6 provides for indemnification in such case, then the Company and such Holder Indemnified Person will contribute to the aggregate Liabilities to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and of the Holder Indemnified Person on the other in connection with the statements or omissions which resulted in such Liabilities, as well as any other relevant equitable consideration. The relative fault of the Company on the one hand and of the Holder Indemnified Person on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or by the Holder Indemnified Person on the other, and each party's relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case, (i) no Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered by it pursuant to such Registration Statement, net of underwriting discounts and commissions; and (ii) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

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     Section 7. Indemnification of Company Indemnified Persons.

     (a) In the event that the Company registers any of the Registrable Securities under the Securities Act, each Holder of the Registrable Securities so registered, to the extent permitted by law, will indemnify and hold harmless the Company Indemnified Persons from and against any and all Liabilities, joint or several, to which they or any of them may become subject under the Securities Act or under any other statute or at common law or otherwise, and, except as hereinafter provided, will reimburse each such Company Indemnified Person for any legal or other expenses reasonably incurred by them or any of them in connection with investigating or defending any actions, whether or not resulting in any Liability, insofar as such Liabilities arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any filing with any state securities commission or agent, in any preliminary or amended preliminary prospectus or in the final prospectus (or in the Registration Statement or prospectus as from time to time amended or supplemented) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, but only insofar as any such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company in connection therewith by such Holder of Registrable Securities expressly for use therein; provided, however, that such Holder's obligations hereunder shall be limited to an amount equal to the proceeds received by such Holder of the Registrable Securities sold in such registration.

     (b) Promptly after receipt of notice of the commencement of any action in respect of which indemnity may be sought against such Company Indemnified Person, the Company will notify such Holder in writing of the commencement thereof, and such Holder shall, subject to the provisions hereinafter stated, assume the defense of such action (including the employment of counsel, who shall be counsel reasonably satisfactory to the Company) and the payment of expenses insofar as such action shall relate to the alleged liability in respect of which indemnity may be sought against the Holder.

     (c) Each Company Indemnified Person shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of such Holder of Registrable Securities unless employment of such counsel has been specifically authorized by such Holder of Registrable Securities. Such Holder of Registrable Securities shall not be liable to indemnify any Person for any settlement of any such action effected without such Holder's prior written consent, which consent shall not be unreasonably withheld. Such Holder of Registrable Securities shall not, except with the prior written approval of each party being indemnified under this Section 7, consent to the entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the parties being so indemnified of a release from all liability with respect to such claim or litigation.

     (d) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which the Company Indemnified Person exercising its rights under this Agreement, makes a claim for indemnification pursuant to this Section 7, but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding that this
Section 7 provides for indemnification, in such case, then, the Company and such Holder will contribute to the aggregate Liabilities to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and of the Holder of Registrable Securities on the other in connection with the statements or omissions which resulted in such Liabilities, as well as any other relevant equitable consideration. The relative fault of the Company on the one hand and of the Holder of Registrable Securities on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or by the Holder of Registrable Securities on the other, and each party's relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case, (i) no such Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered by it pursuant to such Registration Statement, net of underwriting discounts and commissions; and (ii) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

     Section 8. Expenses of Registration. In the case of any registration under Sections 2 or 3 of this Agreement, the Company shall bear the following costs and expenses incurred by the Company in complying with Sections 2, 3 and 4 hereof: printing, legal and accounting expenses; Securities and Exchange Commission and National Association of Securities Dealers, Inc. registration and filing fees and expenses; and "blue sky" fees and expenses except as otherwise provided in Section 4(m) hereof. The Holders selling Registrable Securities shall bear the costs of counsel for the selling Holders of Registrable Securities in connection with the registration of their Registrable Securities and of any underwriting discounts and selling commissions attributable to the Registrable Securities.

     Section 9. Right of Company To Delay Registration. For a period not to exceed one hundred eighty (180) days, the Company shall not be prevented from delaying or abandoning or suspending, a Registration Statement pursuant to this Agreement at any time when the Board of Directors of the Company, in its good faith judgment with advice of counsel, reasonably believes that:

            (a) the filing thereof at the time requested, or the offering of the Registrable Securities pursuant thereto, would materially and adversely affect (1) a pending or scheduled public offering of the Company's securities, (2) an acquisition, merger, recapitalization, consolidation, reorganization or similar transaction by or of the Company, (3) pre-existing and continuing negotiations, discussions or pending proposals with respect to any of the foregoing transactions, or (4) the financial condition of the Company in view of the disclosure of any pending or threatened litigation, claim, assessment or governmental investigation which may be required thereby; and

         (b) the failure to disclose any material information with respect to the foregoing would cause a violation of the Securities Act or the Exchange Act.

     Provided that such right to delay a request shall be exercised by the Company not more than once in any twelve (12) month period.

     Section 10. Conditions to Registration Obligations. The Company shall not be obligated to effect the registration of Registrable Securities pursuant to Sections 2 or 3 unless all Holders of Registrable Securities being registered consent to such reasonable conditions as the Company shall determine (with the advice of counsel) are required by law, including without limitation:

     (a) conditions requiring Holder to comply with all prospectus delivery requirements of the Securities Act and with all anti-stabilization, anti-manipulation and similar provisions of Section 10 of the Exchange Act and any rules issued thereunder by the Commission, and to furnish to the Company information about sales made in such public offering;

     (b) conditions prohibiting such Holders upon receipt of telegraphic or written notice from the Company (until further notice) from effecting sales of shares, such notice being given to permit the Company to correct or update a registration statement or prospectus;

     (c) conditions requiring that at the end of the period during which the Company is obligated to keep the Registration Statement effective under Section 3, the Holders of shares included in the Registration Statement shall discontinue sales of shares pursuant to such Registration Statement upon receipt of notice from the Company of its intention to remove from registration the shares covered by such Registration Statement that remain unsold, and requiring such Holders to notify the Company of the number of shares registered that remain unsold immediately upon receipt of notice from the Company; and

     (d) conditions requiring the Holders of Registrable Securities to enter into an underwriting agreement in form and substance reasonably satisfactory to the Company.

     Section 11. Miscellaneous.

     (a) No Waiver; Cumulative Remedies. No failure or delay on the part of any party to this Agreement in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     (b) Amendments, Waivers and Consents. Except as hereinafter provided, this Agreement may be amended or terminated, and compliance with any covenant or provision set forth herein may be omitted or waived, if the Company (i) shall obtain consent thereto in writing from the holder or holders of at least fifty percent (50%) in interest of the Registrable Securities, and (ii) shall deliver copies of such consent in writing to any holders who did not execute such consent; provided that no consents shall be effective to reduce the percentage in interest of the Purchased Shares and the consent may be given subject to satisfaction of conditions stated therein and any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that any assignee of the Investor or transferee of the Registrable Securities shall become a party to this Agreement by executing together with the Company a counterpart signature page hereto and shall thereafter for all purposes be deemed to be a "Holder" hereunder.

     (c) Addresses for Notices. All notices, requests, demands and other communications provided for hereunder shall be in writing (including telegraphic communication) and mailed, sent by facsimile or delivered to each applicable party at the address set forth in the Subscription Agreement or at such other address or facsimile number as to which such party may inform the other parties in writing in compliance with the terms of this Section. Any notice or other communication in connection with this Agreement shall be deemed to be delivered if in writing addressed as provided and if either (a) actually delivered at said address, (b) in the case of delivery by facsimile transmission with receipt acknowledged, or recognized overnight courier service, one business day after transmittal, or (c) in the case of a letter, three business days after deposit in the United States mails, postage prepaid and registered or certified, return receipt requested.

     (d) Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the Company and the Investor and their respective heirs, successors and assigns, except that the Company shall not have the right to delegate its obligations hereunder or to assign its rights hereunder or any interest herein without the prior written consent of the holders of at least fifty percent (50%) in interest of the Registrable Securities.

     (e) Prior Agreements. This Agreement and the Subscription Agreement constitute the entire agreement between the parties and supersede any prior understandings or agreements concerning the subject matter hereof.

     (f) Severability. The provisions of this Agreement and the Subscription Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of a provision contained in this Agreement, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement or such other agreements; but this Agreement and such other agreements shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of a provision, had never been contained herein, and such provisions or part reformed so as to be valid, legal and enforceable to the maximum extent possible.

     (g) Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Florida and without giving effect to choice of laws provisions thereof.

     (h) Headings. Articles, section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

     (i) Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

     (j) Further Assurances. From and after the date of this Agreement, upon the request of the Investor or the Company, the Company and the Investor shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed, or caused to be executed by their authorized official, this Agreement, effective as of the date first above written.

                                           INTERNATIONAL ASSETS HOLDING
                                           CORPORATION

                                           By: /s/ Diego J. Veitia
                                               ---------------------------------
                                           Name: Diego J. Veitia
                                                --------------------------------
                                           Title: Chairman of the Board
                                                 -------------------------------

                                           INVESTOR:


                                           /s/ Scott J. Branch
                                           -------------------------------------
                                           SCOTT J. BRANCH